               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 23, 2001 accompanying the consolidated financial statements of The Manufacturers Life Insurance Company (U.S.A.) in Pre-Effective Amendment No. 1 to the Registration Statement No. 333-70730 on Form N-4 and related prospectus of Separate Account H of The Manufacturers Life Insurance Company (U.S.A.).


/s/ Ernst & Young LLP
------------------------------
Philadelphia, Pennsylvania

December 19, 2001



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 16, 2001 accompanying the financial statements of Separate Account A of The Manufacturers Life Insurance Company of North America in Pre-Effective Amendment No. 1 to the Registration Statement No. 333-70730 on Form N-4 and related prospectus of Separate Account H of The Manufacturers Life Insurance Company (U.S.A.).


/s/ Ernst & Young LLP
------------------------------
Boston, Massachusetts

December 28, 2001